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                                                                    Exhibit 10.4

             RADVIEW SOFTWARE LTD. KEY EMPLOYEE SHARE INCENTIVE PLAN
                                     (1996)

1.   NAME:

     This plan, as amended from time to time, shall be known as the "RADVIEW SOFTWARE LTD. Key Employee Share Incentive Plan (1996)" (the "Plan").

2.   PURPOSE:

     2.1. The purposes and intents of the Plan are as follows: (i) to provide incentives to employees of RADVIEW SOFTWARE LTD. (the "Company") and its subsidiaries (subject to approval by the Israeli Income Tax Authorities) by providing them with opportunities to purchase shares in the Company, pursuant to a plan approved by the Board of Directors of the Company which is designed to benefit from, and is made pursuant to, the provisions of Section 102 of the Israeli Income Tax Ordinance [New Version], 1961 (hereinafter - the "Ordinance") and the rules, promulgated thereunder; and (ii) to provide incentives to directors and consultants of the Company and its subsidiaries, by providing them with opportunities to purchase shares in the Company, in order to provide them incentives to assist in the promotion of the business of the Company.

     2.2. Reserved.

     2.3. All provisions of this Plan shall apply, MUTATIS MUTANDIS, to grants of options to directors and consultants of the Company or its subsidiaries. For the avoidance of doubt, unless otherwise resolved by by the Committee (as defined below) or the Board of Directors, options issued hereunder to non-employee directors or consultants shall not be subject to Section 5 hereof.

3.   ADMINISTRATION:
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     3.1. The Plan will be administered by the Compensation Committee (the
          "Committee"), which will consist of such number of Directors of the Company (not less than two (2) in number), as may be fixed from time to time by the Board of Directors of the Company. The Board of Directors shall appoint the members of the Committee and may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused.

     3.2. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions at a meeting of the Committee at which all of its members are present, or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     3.3. Subject to the general terms and conditions of this Plan, the Committee shall have full authority to recommend to the Board of Directors, in its discretion, from time to time and at any time (i) the persons ("Grantees") to whom "Option Awards" (as hereinafter defined) shall be granted, (ii) the number of shares to be covered by each Option Award, (iii) the time or times at which the same shall be granted, (iv) the price, schedule and conditions on which such Option Awards may be exercised and on which such shares shall be paid for, and/or (v) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. The Board of Directors shall have the exclusive authority to grant options under this Plan.

     3.4. The Committee may from time to time adopt such rules and regulations for carrying out the plan as it may deem best. No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option Award granted thereunder.

     3.5. The interpretation and construction by the Committee of any provision of the Plan or of any Option Award thereunder shall be final and conclusive unless otherwise determined by the Board of Directors.

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     3.6. Any authority delegated herein to the Committee, may be exercised by the Board of Directors. Resolution of the Board of Directors in matters delegated to the Committee shall supercede any conflicting resolution by the Committee.

4.   ELIGIBLE GRANTEES:

     4.1. Reserved.

     4.2. Option Awards may be granted to any officer, director, consultant, key employee or other employee of the Company and its subsidiaries , against waiver by such grantee of a certain amount of his salary or against the payment of certain amount to the Company, as the case may be. The grant of an Option Award to a Grantee hereunder shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other share incentive or stock option plan of the Company.

5.   TRUSTEE:

     The Option Awards and/or shares in the Company which will be issued upon the exercise of the Option Awards will be held in trust and registered under the name of a trustee (the "Trustee") who will hold the same pursuant to the Company's instructions from time to time. Except as provided for in
     Section 10.7 hereinbelow, and except when the grant is made to non-employee director, or consultant of the Company and the Board of Directors has not resolved otherwise, in no event will the Trustee release the shares before the later of (i) the initial public offering ("IPO") of the shares of the Company or (ii) the lapse of twenty-four (24) months as of the registration of options in the name of the Trustee on behalf of the Grantee..,

6.   RESERVED SHARES:

     The Company by Board of Directors resolution shall reserved from time to time certain amounts of authorized but unissued Ordinary Shares (nominal value NIS 0.01 per share) for purposes of the Plan, subject to adjustment as provided in Section 11 hereof. All shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall, for any reason, terminate,

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     expire or otherwise cease to exist, shall again be available for grant through the Option Awards under the Plan.

7.   OPTION AWARDS:

     7.1. The Committee, subject to the approval of the Board of Directors, may award to Grantees options to purchase shares in the Company available under the Plan ("Option Awards"). The date of grant of each Option Award shall be the date specified by the Committee at the time such award is made.

     7.2. The instrument granting an Option Award shall state, INTER ALIA, the number of shares covered thereby, the dates when it may be exercised, the option price, the schedule on which such shares may be paid for and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with this Plan.

8.   OPTION PRICE:

     The price per share covered by each Option Award shall be as determined by the Committee, subject to the approval of the Board of Directors, on the date of grant, provided that such price per share for any Option Award shall not be less than the par value of the share.

9.   EXERCISE OF OPTION AWARD:

     9.1. Option Awards shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan.

     9.2. An Option Award, or any part thereof, shall be exercisable by the Grantee's signing and returning to the Company at its principal office, with a copy to the Trustee, a "Notice of Exercise" which will also constitute a Share Incentive Agreement (the "Agreement") in such form and substance as may be prescribed by the Committee from time to time.

     9.3. Anything herein to the contrary notwithstanding, but without derogating from the provisions of Sections 5 and 10 hereof, if any Option Award or any part thereof, has not been exercised and the shares covered thereby not paid for within sixty-two (62) months after the date of grant (or any

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          other period set forth in the instrument granting such Option Award pursuant to Section 7), such Option Award, or such part thereof, and the right to acquire such shares, shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and, in the event that in connection with such unexercised options any shares are held in trust as aforesaid, such trust shall ipso facto expire and the trustee shall thereafter hold such shares in an unallocated pool until instructed by the Company that some or all of such shares are again to be held in trust for one or more Grantees.

     9.4. Each payment for shares under an Option Award shall be in respect of a whole number of shares, shall be effected in cash or by a cashier's or certified check payable to the order of the Company, or such other method of payment acceptable to the Company, and shall be accompanied by a notice stating the number of shares being paid for thereby.

     9.5. In the event that the Company will distribute cash dividends or any other cash payments to shareholders, then the dividends (or cash payments) relating to the shares already exercised will be transferred to the Trustee, who will transfer dividends (or cash payments) to Grantees who exercised the Option Awards to the extent exercised.

          Each Grantee will be fully liable as a shareowner in the Company to the extent of the number and percentage of shares held on his behalf by the Trustee as a result of the exercise of any Option Award up to the nominal value of his shares.

10.  TERMINATION OF RELATIONSHIP :

    10.1. Subject to the provisions of Sections 10.4 and 10.5 hereof, if a Grantee should, for any reason, cease to be employed by the Company, or a non-employee director, or a consultant, of the Company, as the case may be,, then all of his rights, if any, in respect of (a) all Option Awards theretofore granted to him under the Plan and not exercised (to the extent that they are exercisable at the time of termination of relationship) within two (2) weeks after such cessation of relationship, and (b) all shares

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          which may be purchased by him under the Plan and which are not fully paid for within two (2) weeks after such cessation of relationship, shall ipso facto terminate.

    10.2. In the event of such resignation or termination of Employment or relationship of a Grantee from the employ or service of the Company, his employment or service shall, for the purposes of this Section 10 be deemed to have ceased upon the delivery to the Company or its subsidiary, as the case may be, of notice of resignation or termination of service, or upon the delivery to the employee, the director or the consultant of notice of termination of employment or service, as the case may be, irrespective of the effective date of such resignation or termination of employment or service.

    10.3. For the purposes of this Section 10, the following definitions will apply:

        10.3.1 "Purchaser" - the Company (if and as permitted to by law) and/or any other person or entity designated for this purpose by the Company.

        10.3.2 "Back Purchase Period" - 90 days commencing on the last date the Grantee is entitled to exercise all options to the shares (to the extent they are exercisable at such time).

        10.3.3 "Back Purchase" - the purchase of shares by the Purchaser during the Back Purchase Period.

    10.4. In the event of termination of employment by the Company under circumstances where a court of law determined that said circumstances do not entitle the employee to severance pay ("Pitzuei Piturin") under the law (hereinafter "Termination for Cause"), then said Grantee shall not be entitled to exercise any Option Awards subsequent to the time of delivery of the notice of discharge. In addition, the Purchaser will be entitled to Back Purchase with no time limit any or all of the shares resulting from the exercise of any Option Awards exercised prior to the date of Back Purchase. The price paid for each share will be as the Purchaser determines, but not less than the par value of the share.

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    10.5. In the event the employment is terminated either by the Company or the Grantee for any reason other than Termination for Cause or for no reason at all before the lapse of ten (10) years as of the date of the grant, then the Purchaser will be entitled to Back Purchase within the Back Purchase Period any or all of the shares held in trust by the Trustee on behalf of the Grantee at that time. The purchase price per share will be the higher of:

        10.5.1 the Company value to the last outside investors; or

        10.5.2 the relative portion of the profits according to the Consolidated Profit and Loss Report relating to the fiscal year preceding the date of purchase of shares according to this section, after deducting all taxes applicable to the Company and its subsidiaries, including future taxes which may apply to a distribution of profits and/or dividends from a subsidiary to the Company, at the pro-rata ratio of the transferred shares to the total issued share capital of the Company at the time of transfer, multiplied by 4.

        10.5.3 Any consideration will be reduced by any amounts unpaid on the par value and/or premium on the shares, including linkage differences accrued as of the date of initial registration of the shares.

        10.5.4 Notwithstanding anything contained herein to the contrary, in the event that the Board of Directors of the Company resolves to sell all or a substantial part of the Company's assets (hereinafter the "Sale") and such Sale involves a termination of employment of the Grantee, then the Back Purchase Price will be determined by the Board of Directors of the Company, taking into consideration the terms of Sale.

    10.6. In the event that Purchaser did not Back Purchase all the shares within the Back Purchase Period, then the shares will continue to be held by the Trustee on behalf of the Grantee until the sale of such shares by the Grantee at the later of (i) the initial public offering ("IPO") of the shares of the Company or (ii) the lapse of twenty-four
          (24) months as of the registration of options in the name of the Trustee on behalf of the Grantee.
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          Any shares Back Purchased under subsections 10.4 and/or 10.5 will be released from the Trust upon the Back Purchase, subject to the provisions of Section 102 of the Ordinance.

     10.7. DEATH, DISABILITY, RETIREMENT:

        Anything herein to the contrary notwithstanding:

        10.7.1 If a Grantee shall die while in the employ or service of the Company, his estate, to the extent that it has acquired by will or by operation of law the rights of the deceased Grantee under the Plan, shall be entitled for a period of three (3) months following the date of death of such Grantee, to exercise such rights of such Grantee not theretofore exercised, to the same extent (but only to the extent), and on the same terms, as the deceased Grantee could have done during or at the end of such three-month period had he survived and had he continued his employ with the Company.

        10.7.2 If a Grantee is unable to continue to be employed by the Company or to provide services to the Company, by reason of his becoming incapacitated while in the employ or service of the Company as a result of an accident or illness or other cause which is approved by the Committee, such Grantee shall continue to enjoy rights under the Plan on such terms and conditions as the Committee in its discretion may determine.

        10.7.3 If an employee Grantee should retire, he shall continue to enjoy such rights, if any, under the Plan and on such terms and conditions as the Committee in its discretion may determine. This subsection 10.7.3 will have priority over Section 10.5.

        10.7.4 In no event will any shares be released by the Trustee under this Section 10.7 from the Trust prior to the IPO.

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         10.8. The Company and any employee Grantee acknowledge that, in case of cessation of employment within the period of 24 months from the date of the grant of an Option Award, the benefits provided in Section 102 of the Ordinance may not be available to the Grantee, and the Company may be required to withhold tax on the date of the issuing of shares according to the Option Awards, and be subject to any other obligations under law regarding the granting of such Option Awards.

11.  ADJUSTMENTS:

     Upon the happening of any of the following described events, a Grantee's rights to purchase shares under the Plan shall be adjusted as hereinafter provided:

    11.1. In the event the Ordinary Shares of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, recapitalization or the like, the Ordinary Shares of the Company shall be exchanged for other securities of the Company or of another corporation, then, upon the exercise of an Option Award, each Grantee shall be entitled, subject to the conditions herein stated, to purchase such number of Ordinary Shares or amount of other securities of the Company or such other corporation as were exchangeable for the number of Ordinary Shares of the Company which such Grantee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange.

    11.2. In the event that the Company shall issue any of its Ordinary Shares or other securities as bonus shares (stock dividend) upon or with respect to any shares which shall at the time be subject to a right of purchase by a Grantee hereunder, each Grantee, upon exercising such right, shall be entitled to receive (for the purchase price payable upon such exercise), the shares as to which he is exercising his said right and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such bonus shares (stock dividend) were declared, and such amount of cash in lieu of fractional shares, as is equal to the amount of shares and the amount of cash in lieu of fractional shares which he would have received had he been the holder of the shares as to which he

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          is exercising his said right at all times between the date of the granting of such right and the date of its exercise.

    11.3. Upon the happening of any of the foregoing events, the class and aggregate number of Ordinary Shares issuable pursuant to the Plan, in respect of which Option Awards have not yet been granted, shall also be appropriately adjusted to reflect the events specified in Sections
          11.1 and 11.2 above.

    11.4. The Committee shall determine the specific adjustments to be made under this Section 11, and its determination shall be conclusive.

12.  ASSIGNABILITY AND SALE OF SHARES:

    12.1. Except as provided for in Section 10.8 hereinabove, no Option Award and no shares purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right to them given to any third party whatsoever, and during the lifetime of the Grantee each and all of his rights to purchase shares hereunder shall be exercisable only by him.

    12.2. The Grantee will not be allowed to sell any shares purchased pursuant to the exercise of Option Awards granted hereunder before the later of: (a) the second anniversary of the date of grant of the Option Awards or (b) the IPO. Notwithstanding the foregoing, unless otherwise provided by the Board of Directors, this provision of Section 12.2(a) shall not apply to non-employee directors and/or consultants.

13.  TERM AND AMENDMENT OF THE PLAN:

    13.1. The Plan was adopted by the Board of Directors of the Companyand shall expire when the Board so resolves (except as to Option Awards outstanding on that date).

    13.2. Subject to applicable laws, the Board of Directors may, at any time and from time to time, terminate or amend the Plan in any respect. In no event will any action of the Company alter or impair the rights of a

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          Grantee, without his consent, under any Option Award previously granted to him.

14.  CONTINUANCE OF EMPLOYMENT:

     Neither the Plan nor the Agreement shall impose any obligation on the Company to continue to keep any Grantee in its employ or service, and nothing in the Plan or in any Option Award granted pursuant thereto shall confer upon any Grantee any right to continue in the employ of the Company, or restrict the right of the Company to terminate such employment at any time.

15.  GOVERNING LAW:

     The Plan and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

16.  APPLICATION OF FUNDS:

     The proceeds received by the Company from the sale of shares pursuant to Option Awards granted under the Plan will be used for general corporate purposes of the Company or any subsidiary thereof.

17.  TAX CONSEQUENCES:

     Any tax consequences arising from the grant or exercise of any Option Award, from the payment for shares covered thereby or from any other event or act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee. Furthermore, the Grantee shall agree to indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.